FOR RELEASE MAY 9, 2006 at 7:30 a.m. EDT

Contacts:
For Palatin Technologies:	For Institutional Investors and Media:

Stephen T. Wills, CPA, MST	Carney Duntsch
EVP-Operations / Chief Financial Officer	Burns McClellan
(609) 495-2200	(212) 213-0006
info@palatin.com	cduntsch@burnsmc.com

John Baldissera
BPC Financial Marketing
(800) 368-1217

      Palatin Technologies, Inc. Reports Fiscal Year 2006 Third Quarter Results;
Conference Call and Webcast Being Held Today at 10:00 a.m. EDT

CRANBURY, NJ –May 9, 2006 – Palatin Technologies, Inc. (AMEX: PTN) announced today financial results for the third quarter ended March 31, 2006. Total revenues in the quarter ended March 31, 2006 were $5.0 million, compared to $2.8 million for the same period in 2005. Palatin reported a net loss of $7.6 million, or ($0.13) per basic and diluted share, for the quarter ended March 31, 2006, compared to a net loss of $3.9 million, or ($0.07) per basic and diluted share, for the same period in 2005.

The increase in the net loss for the quarter ended March 31, 2006 versus the quarter ended March 31, 2005 was primarily attributable to increased development costs related to bremelanotide, a drug under development for the treatment of erectile dysfunction (ED) and female sexual dysfunction (FSD). The Company is currently conducting five clinical studies with bemelanotide that were initiated in the current fiscal year.

PRODUCT REVENUE AND ROYALTIES

In the current period, the Company recorded no royalty revenue related to commercial sales by Mallinckrodt of NeutroSpec, versus $0.5 million in the quarter ended March 31, 2005. There were no product sales in either period. In December 2005, the Company and Mallinckrodt suspended all NeutroSpec sales and marketing activities.

LICENSES, GRANTS AND CONTRACTS

In the quarter ended March 31, 2006, the Company recognized revenue from licenses, grants and contracts of $5.0 million, primarily related to the reimbursement by King Pharmaceuticals, Inc. of bremelanotide costs pursuant to the companies’ collaboration agreement. In the quarter ended

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March 31, 2005, revenue from licenses, grants and contracts related to bremelanotide was $2.3 million, reflecting lower reimbursable costs incurred by Palatin in the period.

COSTS AND EXPENSES

Total operating expenses for the quarter ended March 31, 2006 were $12.8 million, compared to $6.9 million for the same period in 2005. Development costs directly related to bremelanotide increased by $4.8 million, primarily reflecting costs associated with clinical trials that were initiated in the current fiscal year. Costs of other research and development programs also increased, as did spending for research personnel and facilities.

CASH POSITION

Palatin’s cash, cash equivalents and investments totaled $16.3 million as of March 31, 2006, compared to $18.1 million at June 30, 2005. In April 2006, the Company received $25 million of net proceeds from the sale of common stock and warrants.

Palatin Technologies’ management will discuss the third quarter financial results and provide an update on corporate developments during a conference call and webcast on May 9, 2006 at 10:00 a.m. EDT.

RECENT HIGHLIGHTS

•	In February 2006, the Company announced it initiated enrollment in a double-blind, placebo-controlled Phase IIb clinical trial of bremelanotide in patients with FSD. The primary objective of this pilot clinical trial is to evaluate the safety and efficacy of bremelanotide in FSD patients in the “at-home” environment.

•	In April 2006, the Company raised $27 million through the sale of 11 million units, consisting of common stock and warrants, in a registered offering. Palatin intends to use the net proceeds from the offering, after deducting offering costs, for general corporate purposes, including the clinical development of its lead product candidate, bremelanotide.

•	In May 2006, the Company announced it completed enrollment in two Phase IIb clinical trials of bremelanotide in patients with ED. The primary objective of these two dose-ranging clinical trials is to identify safe and efficacious doses for evaluation in Phase III pivotal trials slated to begin in the first quarter of 2007.

Conference Call and Webcast Access Information

•	Q3-Fiscal Year 2006 Conference Call - Live	5/9/2006 at 10:00 a.m. EDT
	Domestic Dial-In Number	1-866-550-6338
	International Dial-In Number	1-347-284-6930

•	Q3-Fiscal Year 2006 Conference Call - Replay	5/9-5/16/2006
	Domestic Dial-In Number	1-888-203-1112
	International Dial-In Number	1-719-457-0820
	Enter Pass Code I.D.	5174046

•	Webcast Live and Replay Access	www.palatin.com

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About Palatin Technologies
Palatin Technologies, Inc. is a biopharmaceutical company primarily engaged in the development of melanocortin-based therapeutics. The Company’s lead product candidate, bremelanotide, is currently in Phase II clinical trials for both male and female sexual dysfunction. The Company’s internal research and development capabilities, anchored by its proprietary MIDAS™ technology, are fueling product development. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. To date, the Company has formed partnerships with Tyco Healthcare Mallinckrodt and King Pharmaceuticals. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements
Statements about the Company’s future expectations, including statements about the Company’s development programs, proposed indications for its product candidates, pre-clinical activities and regulatory plans, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The Company’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to the Company’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to recommence marketing and gain commercial acceptance of NeutroSpec®, ability to protect its intellectual property, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company is not responsible for updating for events that occur after the date on this press release.

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                                                    PALATIN TECHNOLOGIES, INC.
                                               Consolidated Statements of Operations
                                                            (unaudited)

                                     Three Months Ended March 31,          Nine Months Ended March 31,
                                  ----------------------------------   -----------------------------------
                                       2006                2005               2006               2005
                                 ---------------    ---------------    ----------------    ---------------
REVENUES:
     Royalties                    $          -       $     465,974      $   1,508,862       $  1,007,647
     Product sales                           -                  -                   -          1,707,825
     Licenses, grants and
      contracts                      5,045,025          2,340,869          13,267,079          9,396,719
                                 ---------------    ---------------    ----------------    ---------------
          Total revenues             5,045,025          2,806,843          14,775,941         12,112,191
                                 ---------------    ---------------    ----------------    ---------------

OPERATING EXPENSES:
     Cost of product sales                   -              5,924           2,041,175            226,765
     Royalties                               -             85,282             299,995            244,676
     Research and development       10,954,466          4,854,417          29,639,751         16,619,541
     General and administrative      1,838,967          1,958,738           5,022,069          5,297,633
                                 ---------------    ---------------    ----------------    ---------------
          Total operating           12,793,433          6,904,361          37,002,990         22,388,615
           expenses
                                 ---------------    ---------------    ----------------    ---------------

Loss from operations                (7,748,408)        (4,097,518)        (22,227,049)       (10,276,424)
                                 ---------------    ---------------    ----------------    ---------------

OTHER INCOME (EXPENSE):
     Investment income                 155,677            161,169             496,917            440,803
     Interest expense                   (9,375)            (3,907)            (17,477)           (10,946)
                                 ---------------    ---------------    ----------------    ---------------
       Total other income, net         146,302            157,262             479,440            429,857
                                 ---------------    ---------------    ----------------    ---------------

Loss before income taxes            (7,602,106)        (3,940,256)        (21,747,609)        (9,846,567)
Income tax benefit                           -                  -             666,275            580,275
                                 ---------------    ---------------    ----------------    ---------------

NET LOSS                          $ (7,602,106)      $ (3,940,256)      $ (21,081,334)      $ (9,266,292)
                                 ===============    ===============    ================    ===============

Basic and diluted net loss per
      common share                $      (0.13)      $      (0.07)      $       (0.37)      $      (0.17)
                                 ===============    ===============    ================    ===============

Weighted average number of
      common shares outstanding
      used in computing basic
      and diluted net loss per
      common share                   59,339,220         54,021,372          57,503,198         53,796,392
                                  ===============    ===============    ================    ===============

                                                      PALATIN TECHNOLOGIES, INC.
                                                      Consolidated Balance Sheets
                                                              (unaudited)

                                                                            March 31,           June 30,
                                                                              2006                2005
                                                                        ---------------    ---------------
ASSETS
Current assets:
  Cash and cash equivalents                                              $ 13,948,468       $  15,720,364
  Available for sale investments                                            2,341,877           2,385,570
  Accounts receivable                                                          53,032           5,441,425
  Inventories                                                                       -           1,382,160
  Prepaid expenses and other current assets                                 1,829,200           1,889,269
                                                                        ---------------    ---------------
      Total current assets                                                 18,172,577          26,818,788

Property and equipment, net                                                 6,433,157           6,464,324
Restricted cash                                                               475,000             475,000
Other assets                                                                1,131,726           1,408,158
                                                                        ---------------    ---------------
      Total assets                                                       $ 26,212,460       $  35,166,270
                                                                        ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Capital lease obligations, current portion                             $     84,759       $      11,269
  Accounts payable                                                          4,288,778           4,773,297
  Accrued expenses                                                          5,738,641           3,925,406
  Accrued compensation                                                        375,000             545,870
  Deferred revenue, current portion                                         4,124,649           3,790,828
                                                                        ---------------    ---------------
      Total current liabilities                                            14,611,827          13,046,670

Capital lease obligations, net of current portion                             251,914              18,934
Deferred rent, net of current portion                                       2,828,967           3,001,980
Deferred revenue, net of current portion                                    7,503,816           9,873,438
                                                                        ---------------    ---------------
      Total liabilities                                                    25,196,524          25,941,022
                                                                        ---------------    ---------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value, 10,000,000 shares authorized:
    Series A Convertible; 9,997 and 11,447 shares issued and outstanding
    as of March 31, 2006 and June 30, 2005, respectively                          100                 114
  Common stock, $.01 par value, 150,000,000 shares authorized,
    59,899,844 and 54,236,544 shares issued and outstanding as of
    March 31, 2006 and June 30, 2005, respectively                            599,001             542,365
  Additional paid-in capital                                              153,026,524         140,167,431
  Accumulated other comprehensive loss                                        (43,693)                  -
  Accumulated deficit                                                    (152,565,996)       (131,484,662)
                                                                        ---------------    ---------------
      Total stockholders' equity                                            1,015,936           9,225,248
                                                                        ---------------    ---------------
      Total liabilities and stockholders' equity                         $ 26,212,460       $  35,166,270
                                                                        ===============    ===============